UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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GMV WIRELESS, INC.
(Name of Registrant as Specified In Charter)

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GMV WIRELESS, INC.

345 S. End Avenue #7P

New York, NY 10280

Dear Shareholders,

On May 16, 2011, the board of directors of GMV Wireless, Inc., a Nevada corporation (“GMV” or the “Company”) adopted a resolution approving the corporate actions listed below. This Information Statement is furnished by the Company to advise our shareholders of the following corporate actions (collectively the “Corporate Actions”) taken by written consent, in lieu of an Annual Meeting:

1.

The approval and ratification of that certain Share Exchange Agreement (the “Share Exchange Agreement”) by and among AmeriSure Pharmaceuticals LLC (“AmeriSure”), the sole managing member of AmeriSure (the “AmeriSure Managing Member”), the Company, and Mark Simon, the majority stockholder of the Company (the “GMV Controlling Stockholder”), whereby the Company would exchange (i) eight million five hundred thousand (8,500,000) shares of its newly issued common stock and a one-time transfer of twenty million (20,000,000) shares of GMV’s common stock currently held and owned by the GMV Controlling Stockholder for one hundred percent (100%) of the Membership Interests of AmeriSure, resulting in the acquisition of AmeriSure by the Company. Additionally, the GMV Controlling Shareholder shall cancel sixteen million (16,000,000) of his currently held shares of GMV common stock, subject to the terms and conditions of the Share Exchange Agreement;

2.	The ratification of the appointment of M&K CPAs, PLLC, as independent auditor of the Company for the year ended December 31, 2011;

3.

To approve our Amended and Restated Articles of Incorporation (the “Amended Articles”), which will effect: i) a change in the Company’s name from GMV Wireless, Inc. to HDS International Corp., and ii) an increase in the aggregate number of authorized shares from seventy-five million (75,000,000) to five hundred fifty million (550,000,000) consisting of five hundred million (500,000,000) common shares and fifty million (50,000,000) preferred shares with twenty five million (25,000,000) of the preferred shares being designated as Series A Preferred Shares.

On May 16, 2011, the Company obtained the written consent of a shareholder holding 36,735,000 shares,  representing 81.91% of the Company’s outstanding common stock as of May 16, 2011 (the “Majority Shareholder”) approving the Corporate Actions by written consent in lieu of an annual meeting of shareholders, in accordance with the requirements of the Nevada Revised Statutes. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Corporate Actions, and any requisite filings thereof will not be made with the Secretary of State for the State of Nevada until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to the Company’s shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO

SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. The accompanying Information Statement is furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of informing our shareholders of the actions described above before they take place in accordance with the requirements of United States federal securities laws.  In accordance with Rule 14c-2 under the Exchange Act, the actions by shareholder consent will take effect 21 calendar days following the mailing of this Information Statement to shareholders (the “Effective Date”). These Corporate Actions have been approved by our Board of Directors and the Majority Shareholder. The Company is not soliciting proxies.

This Information Statement is being mailed on or about May ___, 2011 to shareholders of record of GMV as of the close of business on May 16, 2011 (the “Record Date”) pursuant to Rule 14c-2 of the Exchange Act and is being delivered to our shareholders in connection with the Corporate Actions set forth above and described in more detailed below which have been approved by the written consent of the Majority Shareholder holding in the aggregate 81.91% of our outstanding shares entitled to vote on such Corporate Actions.  All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained.

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered shareholders and certain beneficial shareholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

___________________

Mark Simon

Chairman of the Board

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING SHAREHOLDERS

•

On May 16, 2011, our Board of Directors approved a resolution to enter into that certain Share Exchange Agreement by and among AmeriSure, the AmeriSure Managing Member, the Company, and the GMV Controlling Stockholder, whereby the Company would exchange (i) eight million five hundred thousand (8,500,000) shares of its newly issued common stock and a one-time transfer of twenty million (20,000,000) shares of GMV’s common stock currently held and owned by the GMV Controlling Stockholder for one hundred percent (100%) of the Membership Interests of AmeriSure, resulting in the acquisition of AmeriSure by the Company. Additionally, the GMV Controlling Shareholder shall cancel sixteen million (16,000,000) of his currently held shares of GMV common stock, subject to the terms and conditions of the Share Exchange Agreement. The action taken by the Board of Directors was subsequently ratified by written consent of the Majority Shareholder.

•

On May 16, 2011, our Board of Directors approved a resolution to appoint M&K CPAs, PLLC, as the independent auditor of the Company for 2011. The action taken by the Board of Directors was subsequently ratified by written consent of the Majority Shareholder.

•

On May 16, 2011, our Board of Directors approved a resolution to file our Amended Articles with the Nevada Secretary of State, which will effect: i) a change in the Company’s name from GMV Wireless, Inc. to HDS International Corp., and ii) an increase in the aggregate number of authorized shares from seventy-five million (75,000,000) to five hundred fifty million (550,000,000) consisting of five hundred million (500,000,000) common shares and fifty million (50,000,000) preferred shares with twenty five million (25,000,000) of the preferred shares being designated as Series A Preferred Shares. The action taken by the Board of Directors was subsequently ratified by written consent of the Majority Shareholder.

Each of the foregoing Corporate Actions will take effect twenty one (21) calendar days following the mailing of this Information Statement to shareholders.

DISSENTER’S RIGHT OF APPRAISAL

Pursuant to the Nevada Revised Statues, NRS 92A.300 to 92A.500 inclusive, none of the Corporate Actions described in this Information Statement will afford shareholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon, other than elections to office.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of May 16, 2011, there were 44,850,000 shares of common stock issued and outstanding. No shares of preferred stock have been authorized or issued. Each holder of shares of common stock is entitled to one vote for each such share held by such holder.  As of May 16, 2011, 36,735,000 shares of common stock, which represented 81.91% of the issued and outstanding common stock of the Company voted in favor of adopting the actions described hereunder.

Security Ownership of Certain Beneficial Owners

The following table sets forth the amount and nature of beneficial ownership of any class of the Company’s voting securities of any person known to the Company to be the beneficial owner of more than five percent, as of the close of business on May 16, 2011. As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security.  A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the shareholders listed below have sole voting and investment powers with respect to the shares indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)

Common Stock	Mark Simon 345 S. End Avenue #7P New York, NY 10280	36,735,000	81.91%

(1)

The percentage of common stock is calculated based upon 44,850,000 shares issued and outstanding as of May 16, 2011.

(2)

The share amounts reflected in this section take into account a 30 for 1 forward split of our Common Stock which was effective on March 8, 2011.

Changes in Control

None.

NOTICE TO SHAREHOLDERS OF ACTIONS APPROVED BY

WRITTEN CONSENT IN LIEU OF ANNUAL MEETING

The following actions were taken upon the unanimous recommendation of the Company’s Board and the written consent of the Majority Shareholder in lieu of an annual meeting of shareholders:

1. THE SHARE EXCHANGE AGREEMENT.

The entry into that certain Share Exchange Agreement by and among AmeriSure, the AmeriSure Managing Member, the Company, and the GMV Controlling Stockholder, whereby the Company would exchange (i) eight million five hundred (8,500,000) shares of its newly issued common stock and (ii) a one-time transfer of twenty million (20,000,000) shares of GMV’s common stock currently held and owned by the GMV Controlling Stockholder for one hundred percent (100%) of the Membership Interests of AmeriSure, resulting in the acquisition of AmeriSure by the Company. Additionally, the GMV Controlling Shareholder shall cancel sixteen million (16,000,000) of his currently held shares of GMV common stock, subject to the terms and conditions of the Share Exchange Agreement, which was approved pursuant to the consent of the Board of Directors and ratified by the written consent of the Majority Shareholder.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information concerning the current Directors, nominees and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a Director or executive officer.

Name	Age	Position	Year and Month Elected

Mark Simon	59	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Director	February 23, 2010

Biographies

MARK SIMON. Mr. Simon received a Bachelor of Arts Degree in Liberal Arts from Queens College of the City University of New York in 1979 and a Master’s degree in History from New York University in 1980. Mr. Simon worked at the New York Commodities Exchange from 1979 to 2009, and at the American Stock Exchange from 1995 to 2007. He performed in a trade supervisory capacity for both financial investment institutions, facilitating the clearing of commodity (mostly cotton and energy futures) and stock option trades through an intricate in-house computerized system. Since 2004, while also working at the New York Commodities Exchange, Mr. Simon has been a professor at various colleges and universities located in and around New York, NY, including the College of Mount St. Vincent, St. John's University, Wagner College, State University of New York and the City University of New York at Queens College.

Identify Significant Employees

Other than Mark Simon, our sole officer and director, we have no significant employees as of May 16, 2011.

Family Relationships

We currently do not have any officers or directors of our company who are related to each other.

Involvement in Certain Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on its review of the copies of such forms filed with the SEC electronically, received by the Company and representations from certain reporting persons, the Company believes that for the fiscal year ended December 31, 2010, its directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements of the Securities Exchange Act of 1934.

Code of Ethics

We have adopted a Code of Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer and principal financial and accounting officer, respectively. A written copy of the Code is available upon written request to the Company.

Audit Committee and Audit Committee Financial Expert

The Company does not have a separately designated standing audit committee.  Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and audits of the financial statements of the Company. The Commission recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an “audit committee financial expert” serving on its audit committee. In connection with these new requirements, the Company’s Board of Directors examined the Commission’s definition of “audit committee financial expert” and concluded that the Company does not currently have a person that qualifies as such an expert.  The Company has only one (1) director serving on the Company’s Board and is not in a position at this time to attract, retain and compensate additional directors in order to acquire a director who qualifies as an “audit committee financial expert”, but the Company intends to retain an additional director who will qualify as such an expert, as soon as reasonably practicable.  While our current director does not meet the qualification of an “audit committee financial expert”, the Company’s director, by virtue of his past employment experience, has considerable knowledge of financial statements, finance, and accounting, and has significant employment experience involving financial oversight responsibilities. Accordingly, the Company believes that its current director capably fulfill the duties and responsibilities of an audit committee in the absence of such an expert.

Committees of the Board of Directors; Meetings

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.

Director Independence

None.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Rent-Free Use of Office Space

The Company receives rent-free office space in New York, New York from its President. The value of the space is not considered materially significant for financial reporting purposes.

Related party transactions are reviewed by the Board of Directors of GMV.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to the named executive officers for the last two completed fiscal years, December 31, 2010 and 2009.

				Stock	Option
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Total ($)
Mark Simon, current President Chief Executive Officer, Chief Financial Officer and Secretary(1)	2010 2009	$14,500 -	- -	$315,000(2) -	- - -	$329,500 -
Don Calabria, former President, Chief Executive Officer, Chief Financial Officer and Secretary (3)	2010 2009	- -	- -	- -	- -	- -

(1)

On March 22, 2010, Mr. Simon entered into a management agreement with the Company whereby he accrued salary at a rate of $2,500 per month, with $1,000 per month paid in cash and $1,500 per month converted into shares at $0.15 per share, or 10,000 shares per month with a par value of $.001. On November 4, 2010, Mr. Simon entered into an Amended Management Agreement with the Company whereby starting October 1, 2010, he was only to receive compensation of $2,500 per month in cash and he no longer was to receive shares of stock as compensation.

(2)

The share amounts reflected in this section take into account a 30 for 1 forward split of our Common Stock which was effective on March 8, 2011.

(3)

On February 23, 2010, Mr. Calabria resigned from all positions with the Company. Mr. Calabria never received compensation from the Company in the form of cash or stock.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No Named Executive Officer received any equity awards, or holds exercisable or unexercisbale options, as of the years ended December 31, 2010 and 2009.

Additional Narrative Disclosure

There are no agreements or understandings for any executive officer to resign at the request of another person. None of our executive officers acts or will act on behalf of or at the direction of any other person.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

On May 16, 2011 the appointment by the Company’s Board of Directors of M&K CPAs, PLLC*, as the independent auditor of the Company for the year ended December 31, 2011, was ratified and approved by the Majority Shareholder.

Audit and Non-Audit Fees

The following table presents fees for professional services for the audit of the Company’s annual financial statements for the year ended December 31, 2010, and 2009, and fees billed for other services rendered by the independent auditor during those periods.

Fees	2010	2009
Audit fees (1)	$11,000	$9,050
Audit related fees (2)	$-	$-
Tax fees (3)	$-	$-
All other fees (4)	$-	$-
Total	$11,000	$9,050

(1)

Audit Fees. These are fees for professional services for the audit of our annual financial statements, and for the review of the financial statements included in our filings on Forms 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements.

(3)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

(4)	All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.
*

On January 2, 2009, the Company’s Board of Directors dismissed Moore & Associates Chartered, its independent registered public accounting firm. The Company has since learned that the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Moore on August 27, 2011 because of violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and non-cooperation with the PCAOB investigation. On March 16, 2011, the Company’s Board of Directors dismissed Li and Company, PC (Li) and appointed M&K CPAs, PLLC as its independent registered public accounting firm. During Li’s short engagement with the Company, Li issued no reports on the financial statements of the Company for any period.

Information relating to the the revocation of the registration of Moore & Associates Chartered (“Moore”) with the PCAOB.  A copy of the order related to same may be found at:

http://pcaobus.org/Enforcement/Disciplinary_ Proceedings/2011/08-27_Moore.pdf

3. AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION.

The Company’s Articles of Incorporation were originally filed with the Secretary of State of Nevada on November 3, 2008.  The Board of Directors and Majority Shareholder have approved the Amended and Restated Articles of Incorporation, attached hereto as Appendix A, to clarify the existing Articles of Incorporation; to effect, among other things: i) a name change of the Company from GMV Wireless, Inc. to HDS International Corp., and ii) an increase in the number of shares that the Company is authorized to issue from seventy five million (75,000,000) shares, of which seventy-five million (75,000,000) shares are common stock and zero (0) are preferred stock, to five hundred fifty million (550,000,000) consisting of five hundred million (500,000,000) common shares and fifty million (50,000,000) preferred shares with twenty five million (25,000,000) of the preferred shares being designated as Series A Preferred Shares.

Reasons for the Amendment and Restatement of the Articles

The Board of Directors and Majority Shareholder believe it to be in the best interest of the Company and its shareholders to amend and restate the Company’s Articles of Incorporation in order to change the name of the Company and to increase the number of authorized shares.

Name Change

The Company’s Board of Directors has proposed to change the name of the Company from GMV Wireless, Inc. to HDS International Corp. We are seeking to change the name because management believes that it is in our best interests to adopt a more generic name in line with our current strategic focus and plan of operation, and the new name will create more opportunities for the Company, while management begins the process of seeking out and initiating discussions with possible business combinations, acquisitions and/or transactions, including the proposed Share Exchange Agreement. Although we have entered into the Share Exchange Agreement, the agreement has not closed and there is no guarantee it will close; therefore, the proposed name “HDS International Corp.” is generic enough to allow the Company flexibility in entering into any other business combinations.

A copy of the proposed Amendment to the Articles of Incorporation is annexed hereto as Appendix A. The name change of the Company will become effective upon the filing of the certificate of amendment to the Company’s articles of incorporation with Secretary of State of the State of Nevada. Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Actions may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

The Increase in Authorized Common Stock

The Company’s Board and the Majority Shareholder believe that the increase in authorized common stock will provide the Company with greater flexibility by increasing the number of shares of the Company’s common stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which the Company’s Board may determine is in the best interest of the Company and its shareholders to issue shares of common stock.  As of the date of this Information Statement, the Company has not identified any potential investors and has not entered into any agreements relating to any potential investment in the Company, or otherwise, pursuant to which the Company will issue shares of common stock, other than that certain Share Exchange Agreement as proposed herein. The Share Exchange Agreement is subject to customary representations and closing conditions, all of which must be satisfied before the Share Exchange agreement shall close.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock.  However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of common stock will reduce the current shareholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

The Authorization of Preferred Stock

The Company’s Articles of Incorporation do not presently authorize the issuance of shares other than common stock.  The proposed amendment authorizes a class of undesignated preferred stock with a par value of $0.001 and grants our Board the authority to issue up to 50,000,000 shares of preferred stock with such powers, preferences and rights as our Board may fix and determine, including, without limitation, dividend or interest rates, conversion prices, voting rights, redemption prices and maturity dates.  The Company’s shareholders will have no input or right to approve the terms of any such series of preferred stock.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to ratify M&K, CPAs, PLLC, as the independent auditor of the Company for 2011, and the approval of the Amended and Restated Articles, which vote was obtained through the written consent of the Majority Shareholder, as the record owner of approximately 81.91% of the issued and outstanding shares of our common stock as at May 16, 2011.

ADDITIONAL DOCUMENTS DELIVERED WITH THIS INFORMATION STATEMENT

As the Corporate Actions described herein have been approved or are being approved by written consent in lieu of the annual meeting of shareholders, a copy of the Annual Report on Form 10-K, for the year ended December 31, 2010, including audited financial statements as of that date are being delivered with this Information Statement.

DOCUMENTS INCORPORATED BY REFERENCE.

All Current Reports on Form 8-K filed with the SEC between January 1, 2011 and the date hereof are incorporated herein by reference.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at the Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549.

Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Delivery of Documents to Shareholders Sharing an Address

Unless we have received contrary instructions from a shareholder, we will deliver only one copy of this Information Statement to multiple shareholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will, upon request, promptly deliver a separate copy of this Information Statement to a shareholder who shares an address with another shareholder. A shareholder who wishes to receive a separate copy of this Information Statement and the Annual Report, may direct such request to GMV Wireless, Inc., 345 S. End Avenue #7P New York, NY 10280.  Shareholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

By Order of the Board of Directors

_________________, 2011

Mark Simon, Chairman

APPENDIX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HDS International Corp.

a Nevada Corporation

___________________________________________________________________________________________________

Mark Simon hereby certifies that:

1.

He is the President of GMV Wireless, Inc., a Nevada corporation.

2.

The Articles of Incorporation of this Corporation are amended and restated in their entirety to read as follows and supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto and restatements thereof:

ARTICLE 1.

Company Name

1.1

The name of this corporation is HDS International Corp.

ARTICLE 2.

Duration

2.1

The corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE 3.

Purpose

3.1

Purpose. The purpose for which the corporation is organized is to engage in any lawful activity within or outside of the State of Nevada.

3.2

Corporate Offices. The corporation may also maintain offices at such other places within or outside of the State of Nevada as it may from time to time determine.  Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held outside the State of Nevada with the same effect as if held in the State of Nevada.

ARTICLE 4.

Board of Directors

4.1.

The board of directors of the Corporation shall consist of such number of persons, not less than one, as shall be determined in accordance with the bylaws from time to time.

ARTICLE 5.

Capital Stock

5.1

Authorized Capital Stock.  The aggregate number of shares which this Corporation shall have authority to issue is five hundred fifty million (550,000,000) shares, consisting of (a) five hundred million (500,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) fifty million (50,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.  A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:

5.2

Common Stock.  Each share of Common Stock shall have, for all purposes one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.  The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

5.3

Preferred Stock.  The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a)

may have such voting powers, full or limited, or may be without voting powers;

(b)

may be subject to redemption at such time or times and at such prices as determine by the Board of Directors;

(c)

may be entitled to receive dividends (which may be cumulative or non-cumulative) at  such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d)

may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e)

may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f)

may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g)

may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h)

may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

5.4

Class A Preferred Shares.  The total number of shares of Class A Preferred Shares the Corporation shall have the authority to issue is Twenty Five Million (25,000,000), with a stated par value of $0.001 per share. The designations, powers, preferences, rights and restrictions granted or imposed upon the Class A Preferred Shares and holders thereof are as follows:

(a)

Liquidation Preference.

(i)

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class A Preferred Shares shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount equal to the stated par value less the aggregate amount of all prior distributions to its Preferred Shareholders made to holders of all classes of Preferred Shares, plus any accrued previously declared but unpaid dividends (the amount so determined being hereinafter referred to as the “liquidation Preference”). No distribution shall be made to the holders of the Common Shares upon liquidation, dissolution, or winding up until after the full amount of the Liquidation Preference has been distributed or provided to the holders of the Preferred Shares.

(ii)

If, upon such liquidation, dissolution or winding up the assets thus distributed among the Preferred Shareholders shall be insufficient to permit payment to such shareholders of the full amount of the Liquidation Preference, the entire assets of the Corporation shall be distributed ratably among the holders of all classes of Preferred Shares.

(iii)

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, when the Corporation has completed distribution of the full Liquidating Preference to the holders of the Class A Preferred Shares, the Class A Preferred Shares shall be considered to have been redeemed, and thereafter, the remaining assets of the Corporation shall be paid in equal amounts on all outstanding shares of Common Stock.

(iv)

A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up within the meaning of this subsection 5.4(a).

(b)

Conversion Rights. At any time holders of the Class A Preferred Shares who endorse the share certificates and deliver them together with a written notice of their intent to convert to the corporation at its principal office, shall be entitled to convert such shares and receive twenty (20) shares of Common Stock for each share being converted. Such conversion is subject to the following adjustments, terms, and conditions:

(i)

If the number of outstanding shares of Common Stock has been decreased since the initial issuance of the Class A Preferred Shares (or series having conversion rights (by reason of any split, stock dividend, merger, consolidation or other capital change or reorganization affecting the number of outstanding shares of Common Stock), the number of shares of Common Stock to be issued on conversion to the holders or Class A Preferred Shares shall not be adjusted unless by appropriate amendment of this article. If the number of outstanding shares of Common Stock has been increased since the initial issuance of the Class A Preferred Shares (or series having conversion rights (by reason of any split, stock dividend, merger, consolidation or other capital change or reorganization affecting the number of outstanding shares of Common Stock), the number of shares of Common Stock to be issued on conversion to the holders or Class A Preferred Shares shall equitably be adjusted by appropriate amendment of this article, and other articles as applicable.

(ii)

Shares converted under this article shall not be reissued. The corporation shall at all times reserve and keep available a sufficient number of authorized but unissued common shares, and shall obtain and keep in effect any required permits to enable it to issue and deliver all common shares required to implement the conversion rights granted herein.

(iii)

No fractional shares shall be issued upon conversion, but the corporation shall pay cash for any fractional shares of Common Stock to which shareholders may be entitled at the fair value of such shares at the time of conversion. The board of directors shall determine such fair value.

(c)

Voting Rights.

(i)

Voting. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Class A Preferred Shares shall be entitled to cast that number of votes which is equivalent to the number of shares of Class A Preferred Shares owned by such holder times one hundred (100). The Company shall not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding Class A Preferred Shares (i) authorize or create any additional class or series of stock ranking prior to or on a parity with the Class A Preferred Shares as to the dividends or the distribution of assets upon liquidation, or (ii) change any of the rights, privileges or preferences of the Class A Preferred Shares.

(ii)

Class Vote. Except as otherwise required by law or by this Section 5.4(c), holders of the Corporation's Common Stock and Class A Preferred Shares shall vote as a single class on all matters submitted to the stockholders.

ARTICLE 6.

No Further Assessments

6.1

The capital stock, after the amount of the subscription price determined by the board of directors has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article 6.

ARTICLE 7.

No Preemptive Rights

7.1

Except as otherwise set forth herein, none of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

ARTICLE 8.

No Cumulative Voting

8.1

There shall be no cumulative voting of shares.

ARTICLE 9.

Election Not to be Governed By Provisions of NRS 78.411 to 78.444.

9.1

The Corporation, pursuant to NRS 78.434, hereby elects not to be governed by the provisions of NRS 78.411 to 78.444, inclusive.

ARTICLE 10.

Indemnification of Officers and Directors

10.1

Indemnification of Officers and Directors. The Corporation shall indemnify its directors, officers, employee, fiduciaries and agents to the fullest extent permitted under the Nevada Revised Statutes.

10.2

Indemnification Rights. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him  in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

10.3

Changes to Indemnification Rights; Insurance. Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

10.4

Exemption for Private Property. The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

10.5

No Personal Liability. No director, officer or shareholder shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

(a)

Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)

The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

3.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors in accordance with Section 78.207 of the Nevada Revised Statutes.

4.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required written consent of Shareholders in accordance with Section 78.390 of the Nevada Revised Statues. The number of shares voting in favor of the Amended and Restated Articles of Incorporation were 36,735,000 shares, representing 81.91% of the issued and outstanding common stock of the Corporation. The percentage of vote required was more than 50%.

IN WITNESS WHEREOF, I have hereunto set my hands this 16th day of May, 2011, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ Mark Simon

By: Mark Simon

Its:  President